Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 29 day of November 2009 (the “Effective Date”), by and among all the current shareholders of Nano Size Ltd. (the “Company”), as listed in Schedule 1 attached hereto (each a “Seller” and together the “Sellers”) and P.V. Nano Cell Ltd. (the "Purchaser").

W I T N E S S E T H:

WHEREAS, the Sellers desire to sell their shares of the Company and all other outstanding securities (including warrants and options) subject to the terms and conditions of this Agreement; and

WHEREAS, the Purchaser agrees to purchase such shares and other securities of the Sellers; provided that all the shares and securities of the Company are sold to Purchaser pursuant to the Company's articles of association, all as set-forth herein on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Sale of the Shares.

1.1	Subject to the terms and conditions hereof, the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers such number of shares of the Company of par value of NIS1.00 per share and all other securities (including options, warrants and such other rights to purchase shares) as detailed in Schedule 3.7 attached hereto. Purchaser shall purchase the securities (the “Purchased Shares”) at the Closing, at an aggregate price for all Purchased Shares of the Sellers, as set forth in Section 1A below.

1.2	Pursuant to the Bring-Along provision under the Company's articles of association in the form attached hereto as Schedule 1.2 (the "Articles"), in the event shareholders holding more than eighty percent (80%) of the Ordinary Shares of the Company (calculated on an as-converted basis), execute this Agreement, then, at the Closing all of the shareholders of the Company will be required, according to the Articles, to transfer their shares to Purchaser on the same terms and conditions as defined herein.

1A.	Purchase Price.

The Purchaser shall pay the Sellers the following consideration for the sale of the Purchased Shares ("Purchase Price"):

1A.1	Initial Consideration. The initial consideration is US $120,000 (subject to any adjustments according to the formula below) (the "Initial Consideration") out of which US $30,000 has been already paid by the Purchaser to the Company pursuant to the MOU, and additional US $30,000 has been already paid by the Purchaser to the Company pursuant to the MOU on August 31, 2009.

It is agreed that the aforesaid US $60,000 out of the Initial Consideration is held by the Company in trust for the Sellers until the Closing, and such amount shall be transferred by the Company to the Escrow (as defined below) prior to the Closing and shall be distributed to the Sellers according to the provisions of Section 2.1 below at or as soon as practical after the Closing.

At the Closing, the Purchaser shall pay to the Sellers, in accordance with Section 1A.4 below, the remaining installment out of the Initial Consideration (the "Last Installment") calculated according to the following formula:

Last Installment = US $60,000 – (minus) any outstanding debts of the Company, as set forth in Schedule 2.3.4 attached hereto, that were not paid by the Company prior to the Closing in accordance with Section 2.3.4 below + (plus) any amounts due to the Company from the Purchaser pursuant to the MOU, that were not paid by the Purchaser prior to the Closing + (plus) any credit balance in the Company's bank account as of the Closing.

1A.2	Additional Consideration. In addition to the Initial Consideration, the Purchaser shall pay the Sellers, in accordance with Section 1A.4 below, an Additional Consideration (as such term is defined below) as follows:

1A.2.1	In this Section 1A the following terms shall have the meaning ascribed to them herein:

(i)	"Affiliate": of a Party is an entity controlling that Party or controlled by it or under the same control with it; and "control" means the holding (directly and indirectly) of more than 50% of either the equity rights or the voting rights, or the right to appoint the majority of the directors.

(ii)	"Products": all Company's Products using the Technology (as defined in Section 3.8 below), or any part thereof.

(iii)	"Sales Proceeds": shall mean the gross ex-factory invoice price actually received (net of import/export taxes, customs, duties, VAT, sales taxes, refunds, returns and rebates), by which the Company or its Affiliates shall sell the Products or otherwise grant any right of use in the Products to distributors, representatives, agents, and direct sales to customers (if any).

(iv)	"Consideration Period": is the period from the first commercial sale of the first Product or the performance of Sublicense Transaction (as applicable) and until the aggregate Additional Consideration together with the Initial Consideration reaches US $1,520,000 (including any sums that were duly off set pursuant to the terms of this Agreement and including any adjustment made pursuant to Section 1A.1 above to the Initial Consideration).

(v)	"Sublicense Transaction"- sale, transfer, grant of license or other right or assignment by the Company of its rights in the Technology (or any part thereof), during the Consideration Period, to any third party excluding Affiliates of the Company.

(vi)	"Sublicense Proceeds"- the consideration actually received by the Company or its Affiliates in the Sublicense Transaction with respect to the Technology (or any part thereof), net of any direct expenses incurred by the Company and its Affiliates with respect to the Sublicense Transaction.

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1A.2.2	Sales Consideration. Subject to the terms of this Agreement, during the Consideration Period the Purchaser shall pay the Sellers a consideration in an amount equal to 3% of the Sales Proceeds actually received by the Purchaser ("Sales Consideration ").

1A.2.3	Sublicense Consideration. Subject to the terms of this Agreement, during the Consideration Period the Purchaser shall pay the Sellers a consideration in an amount equal to 10% of the Sublicense Proceeds actually received by the Purchaser ("Sublicense Consideration", and together with the Sales Consideration – "Additional Consideration").

1A.2.4	The Sales Consideration and/or the Sublicense Consideration shall be paid by the Purchaser to the Sellers on a quarterly basis in arrears for such Products and Sublicense Transactions for which Sales Proceeds and Sublicense Proceeds were actually received by the Company or an Affiliate during the relevant quarter.

1A.2.5	Within 21 days after the end of each calendar quarter, the Purchaser shall provide to the Escrow with a report, showing the quantities of Products and Sales Proceeds received by the Company or its Affiliates during such quarter, and the Sublicense Proceeds received by the Company or its Affiliates during that quarter, and accordingly, the calculation of the Sales Consideration and Sublicense Consideration due to the Sellers from the Purchaser (the "Quarterly Report/s").

1A.2.6	Together with each Quarterly Report and against the receipt of a tax invoice from the Escrow, the Purchaser will pay the Escrow the Sales Consideration and\or the Sublicense Consideration due to the Sellers. The payment of Sales Consideration and\or the Sublicense Consideration shall be paid to the Escrow by cash or wire transfer, in US dollars or in NIS, calculated at the last representative exchange rate known on the date of transfer. VAT shall be added to any payment of Sales Consideration and\or the Sublicense Consideration, according to any applicable law. Any withholding taxes required by applicable law shall be deducted by the Escrow, and a copy of a document showing such withholding and payment of the withheld amount to the tax authorities shall be provided by the Escrow to the Purchaser after such payment is made.

1A.2.7	If the Company accepts return of Products for which Sales Consideration have already been paid by the Purchaser to the Sellers, or grants refunds or rebates for such Products, the Purchaser shall be entitled to offset the sum of such Sales Consideration against future Sales Consideration due to the Sellers.

1A.2.8	Within 180 days after each calendar year commencing as of the end of the year in which the Company has its first commercial sale of Products or the performance of Sublicense Transaction (as applicable), the Purchaser shall provide the Escrow with a confidential report of the Company, certified by the Company's auditors, setting forth the Sales Proceeds and the Sublicense Proceeds received by the Company during the previous calendar year, according to the Company's financial reports ("Annual Report").

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1A.2.8A	Audit Rights. Without derogating from the above, the Purchaser shall maintain accurate records with respect to the sales of Products, the Sales Proceeds, the Sublicense Transactions and the Sublicense Proceeds. Not more than once a year, the Purchaser shall provide to the Escrow and/or other auditor designated by the Sellers, at Sellers sole discretion, sufficient access, during normal business hours, to the Company's and/or to the Purchaser's (as applicable) facilities, personnel and records relating to the sales of Products, the Sales Proceeds, the Sublicense Transactions and the Sublicense Proceeds, to verify the Purchaser’s compliance with its obligation to pay the Sales Consideration and/or the Sublicense Consideration due to the Sellers. The Escrow or auditor shall execute a confidentially undertaking towards the Purchaser as customary. The aforesaid audits shall be conducted at Sellers’ expense. If, as a result of any audit, the auditor determines that the Purchaser has underpaid the Sellers, the Purchaser shall promptly pay to the Sellers the delinquent amount, plus annual interest at a rate of 12 month Libor + 8% calculated from the date the delinquent amount became due until the date of actual payment to the Sellers. If the audit shows an underpayment, and the Purchaser contests part or all of the findings, the uncontested part shall be paid without delay and the contested sums shall be resolved between the auditors of the Purchaser and the auditor or Escrow on behalf of the Sellers. If the audit discovers an overpayment, the overpayment shall be deemed on account of future Sales Proceeds, and the Sublicense Proceeds that become due. If any audit reveals an underpayment, during any audit period, exceeding 10% of the Sales Consideration and/or the Sublicense Consideration due during such period, the Purchaser shall reimburse the Seller, notwithstanding the above, for the reasonable costs and expenses of such audit.

1A.2.9	Security. As security for the payment of the Additional Consideration up to US $1,520,000 in accordance with this Section 1A, the Purchaser shall create at the Closing, in favor of the Sellers, a first ranking fixed charge on the Purchased Shares, all as set forth in the Fixed Charge Deed attached hereto as Schedule 1A.2.9.

1A.2.10	In the event that during a period of 24 months following the Closing (the "Objective Period"), the Sellers shall not receive from the Purchaser Sales Consideration and/or Sublicense Consideration in a cumulative amount of at least US$ 60,000 (including any sums that were duly off-set pursuant to the terms of this Agreement) ("Minimum Additional Consideration"), then the Sellers shall be entitled, during a period of 6 months following the lapse of the Objective Period, to repurchase the Purchased Shares from the Purchaser, upon the payment of their nominal value.

Notwithstanding the above it is agreed, that in the event that during the Objective Period, the Sales Consideration and/or Sublicense Consideration received by the Sellers from the Purchaser do not reach the Minimum Additional Consideration, the Purchaser shall have the option to pay to the Sellers, until the termination of the Objective Period, any deficient amount required in order to reach the Minimum Additional Consideration (the "Deficient Amount"). In such event, the Deficient Amount shall be off-set from any future Sales Consideration and/or Sublicense Consideration due to the Sellers.

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In the event in which the Sellers exercise their right to repurchase the Purchased Shares as aforesaid, the Purchaser undertakes to transfer the Purchased Shares to the Sellers, free and clear of all pledges, debts, security interests and other third party interests or rights, and the escrow of PGS as set out below in this Section 1A.2.10 shall be terminated.

For the purpose of this Section 1A.2.10, the Purchaser shall deliver to Primes, Shiloh, Givon, Meir – Law Firm (“PGS”) as an escrow agent at the Closing, a validly executed deed of transfer (without setting the date) with respect to the Purchased Shares, in the form attached hereto as Schedule 1A.2.10(a). PGS shall act according to the letter of instructions attached as Schedule 1A.2.10(b) (the "Letter of Instructions"). It is hereby agreed that the Purchaser and the Sellers (including the representative of the Sellers) may provide a release notice and/or an objection notice to PGS according to the Letter of Instructions solely with respect to the payment or the non payment of the Minimum Additional Consideration to the Sellers, as applicable.

1A.3	Emulsions Technology Consideration. In addition to the Initial Consideration and the Additional Consideration, the Sellers shall be entitled to receive from the Purchaser net (after payment of all applicable taxes and expenses incurred by the Company and the Purchaser) sums actually received by the Company from Nano Em Ltd. in connection with the Emulsion Technology (as such term is defined below) sold by the Company to Nano Em Ltd. under the Technology Sale Agreement, dated November 28, 2009 ("Emulsions Technology Consideration"). Sections 1A.2.5, 1A.2.8 and 1A.2.8A above shall apply also with respect to the Emulsions Technology Consideration, mutatis mutandis.

1A.4	Without derogating from the above, it is agreed that the Purchase Price due to Sellers pursuant to this Section 1A (i.e. the Initial Consideration, the Additional Consideration and the Emulsions Technology Consideration), as well as the Quarterly Report and the Annual Report, shall be provided by the Purchaser to the Sellers solely via Adv. Shuky Regev (the "Escrow"), and not directly. The Escrow shall distribute the Purchase Price between the Sellers pro-rata with the holdings of each Seller, and shall be responsible to deduct and pay to the tax authorities any withholding taxes required by applicable laws.

2.	Closing of Sale and Purchase of the Purchased Shares.

2.1	Closing. The purchase of the Purchased Shares by the Purchaser shall take place on November 29, 2009, or such other date agreed upon by the Sellers and the Purchaser at 10:00 AM (the "Closing"). The Closing shall not be later than November 30, 2009 (unless agreed in writing by the Purchaser). The Closing shall take place at the offices of Primes, Shiloh, Givon, Meir – Law Firm.

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2.2	Conditions to Closing:

2.2.1	The Sellers and the Purchaser received the Company's Board of Directors’ resolution by a unanimous written consent, attached hereto as Schedule 2.2.1, approving the sale and transfer of the Purchased Shares from the Sellers to the Purchaser.

2.2.2	All Eligible Shareholders, as defined in the Articles, have waived their rights of first refusal in connection with the transaction contemplated in this Agreement.

2.2.3	Prior to the Closing, the Company's Board of Directors shall have issued a notice to all the shareholders of the Company, in the form attached as Schedule 2.2.3 hereto, notifying the shareholders of the sale of the Purchased Shares by the Sellers to the Purchaser.

2.3	Transactions at the Closing. At the Closing the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.3.1	The Purchaser shall transfer to the Sellers, in accordance with Section 1A.4 above, the Last Installment, in accordance with Section 1A above;

2.3.2	Each Seller shall deliver to the Purchaser: (i) the original share certificates representing its respective Purchased Shares if any (or applicable affidavits of lost certificates in the absence thereof); and (ii) validly executed Deed of Transfer in respect of its respective Purchased Shares in the form attached hereto as Schedule 2.3.2;

2.3.3	All directors appointed to the Board of Directors of the Company, shall deliver a resignation letter in a form attached hereto as Schedule 2.3.3.

2.3.4	Company shall pay all debts detailed in Schedule 2.3.4 attached hereto; or alternatively reserve such amounts in the Company’s bank account at the Closing.

2.3.5	A compliance certificate, in the form attached hereto as Schedule 2.3.5, dated as of the Closing and signed by the Company’s Chief Executive Officer, stating that: (i) except as set forth in Schedule 2.3.5(i), there have not been and there are no legal or administrative actions, suits, proceedings or investigations nor to the Company’s knowledge pending or threatened against the Company, or any such proceedings which are related in any material way to the Company or to the Company’s business, its assets and properties or against any of the Company’s employees, officers, shareholders or directors in their capacity as such, and the Company is not aware of any fact which may result in any such proceedings; (ii) except for the securities held by the Sellers and specified in the Capitalization Table in Schedule 3.7 below, there are no securities issued or promised to be issued by the Company that have not been cancelled in accordance with Section 2.3.7 below; (iii) the bank account balance as of the Closing is positive and is sufficient to cover the debts set out in Schedule 2.3.4, as far as such debts were not paid by the Company as set forth in Section 2.3.4 above; (iv) all needed corporate actions and transactions made at the Closing on behalf of the Company have been fulfilled.

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2.3.6	The Sellers shall establish their engagement with the Escrow, including letters of instructions to comply with the undertakings attributed to the Escrow in this Agreement. Such documents to be attached as Schedule 2.3.6. The Escrow shall also serve on behalf of the Company solely with respect to any withholding obligations.

2.3.7	The Sellers and the Purchaser shall receive a Resolution of the Board cancelling all options exercisable into ordinary shares of the Company that were previously granted to Company's employees, consultants and services providers. Such resolution shall also include (i) the cancellation of all share certificates, if any; (ii) the registration of the transfer of all the Purchased Shares in the name of the Purchaser; and (iii) the issuance to the Purchaser of a share certificate representing all the Purchased Shares, all such actions to take place at the Closing. Such resolution to be attached hereto as Schedule 2.2.1.

2.3.8	The Company shall cancel all pledges registered at the Companies Registrar (excluding one pledge registered with respect to one remaining leased car) and in any other applicable registry, all as set forth in the extract of the Company's Registrar attached hereto as Schedule 2.3.8.

2.3.9	The Company shall receive all third parties approvals needed with respect to the sale of the Purchased Shares by the Sellers to the Purchaser, all as set forth in Schedule 2.3.9 attached hereto.

2.3.10	The Sellers and the Company shall terminate the shareholders agreement and any other agreement between the shareholders pertaining to their holdings in the Company. Such termination letter to be attached as Schedule 2.3.10

2.3.11	The Sellers shall cause the Company to provide the Purchaser with a share Certificate representing all the Purchased Shares in a form attached hereto as Schedule 2.3.11.

2.3.12	The Sellers shall cause the Company to provide the Purchaser with an updated Share Registry reflecting the sale and purchase of the Purchased Shares in the form attached hereto as Schedule 2.3.12.

2.3.13	The Purchaser and the Sellers shall sign the Fixed Charge Debenture and take any action required in order to carry out the creation of the first ranking fixed charge in favor of the Sellers, as set forth in Section 1A.2.9 above.

2.4	Promptly following the Closing, the Company shall file to the Registrar of Companies a notice with respect to the transfer of the Purchased Shares from the Sellers to the Purchaser.

3.	Representations and Warranties of the Sellers.

Each Seller represents and warrants to the Purchaser with respect to itself only, that at the Closing and the signing of this Agreement:

3.1	The Purchased Shares. Currently and throughout the period until and at the Closing, the Purchased Shares shall be free, clear of all pledges, debts, security interests and other third party interests or rights, except for the first ranking fixed charge that will be created at the Closing in favor of the Sellers, in accordance with Section 1A.2.9 above.

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3.2	Entire Holdings. The shares as set out in Schedule 3.7, being sold by each Seller are the only securities the Seller has in the Company and such Seller has no additional rights to purchase or receive shares, options, warrants or other convertible securities from the Company.

3.3	Litigation. To the Sellers' actual knowledge without making any investigation, except as set forth in Schedule 2.3.5(i), there have not been and there are no legal or administrative actions, suits, proceedings or investigations pending or threatened against the Company, the Sellers or against any of the Company’s employees, officers or directors in their capacity as such.

3.4	No claims. The Seller has no claims, demands or rights of whatever nature against the Company, its officers or directors and the Seller hereby waives any such claims, demands or rights to the extent existing. Each Seller, for itself, its predecessors, heirs, executors, administrators, assigns, and successors, hereby confirms that the Company does not have any debt towards him.

3.5	Economic Value and Tax implications. The Seller is capable and fully understands the economic value of selling the Purchased Shares pursuant to the terms of this Agreement and shall have no rights if in the future the Company’s valuation is considerably higher than the valuation reflected in this Agreement. The Seller agrees that all tax implications arising out of the sale of its Purchased Shares, and/or receipt of any other sums pursuant to this Agreement shall be borne by the Seller alone.

3.6	Authorization. All acts and conditions required by law or agreement on the part of the Seller necessary for the authorization, execution and delivery of this Agreement and the transactions contemplated herein, and the performance of all obligations of the Seller hereunder, have been duly performed and obtained and this Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

3.7	Capitalization. To the Sellers' best knowledge, the capitalization table attached hereto as Schedule 3.7 (the “Capitalization Table”) sets forth the Company’s issued and paid-up share capital, the beneficial and registered holders thereof, and their respective percentage holdings in the Company - all as of the date hereof and immediately prior to the Closing.

3.8	Technology. To the Sellers' best knowledge, the Company has developed and is the sole owner of the intellectual property rights in the technology as set forth in Schedule 3.8 attached hereto (“Technology”) and has the capability, know-how, equipment, infrastructure and arrangements for the production of dispersion of silver nano particles and other products. For the avoidance of doubt it is hereby clarified that any intellectual property, know-how or other rights that the Company has in connection with the production of emulsions in ultrasound technology (the "Emulsions Technology"), shall not constitute a part of the Technology and shall be therein excluded. To the Sellers' best knowledge, (i) the Company's representations with respect to the Emulsions Technology, as set forth in the Technology Sale Agreement between the Company and Nano Em Ltd., dated November 28, 2009, are true and correct in all material respects; and (ii) as part of such Technology Sale Agreement there are no patents or patents applications of the Company, whether registered or pending, assigned or transferred from the Company to Nano Em Ltd.

3.9	Company's Debts. To the Sellers' best knowledge, the content of Schedule 2.3.4 is true, correct and not misleading in any material way or manner.

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4.	Reserved.

5.	Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Seller as follows:

5.1	Authorization. All acts and conditions required by law or agreement on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the transactions contemplated herein, and the performance of all obligations of the Purchaser hereunder, have been duly performed and obtained and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

5.1A	Disclosure of Information. Without derogating from the representations of the Sellers set out above, Purchaser confirms and warrants that it has received and reviewed information about the Company, and has had an opportunity to discuss the Company’s business, management and financial affairs with its management. The Purchaser has conducted an independent due diligence examination (including legal, financial and technological examination) of the information and materials relating to the Company and/or the Purchased Shares, as the Purchaser and its advisors deemed necessary. In addition, the Purchaser used and examined the Technology in the Company’s facilities, and found it appropriate to its business needs.

5.2	Shares Purchased “As Is”. Except for the representations and warranties set forth in Sections 3 hereof or otherwise expressly set out herein, Purchaser agrees that the Purchased Shares are being purchased “As Is” without warranties or representations of any kind with respect to the Company’s assets, liabilities, business, or operations.

5.3	Going Concern. Purchaser represents that following the Closing the Purchaser shall use reasonable commercial efforts to keep active the Company's business operation and to sell the Company’s Products (as such term is defined above) for a period of at least 2 years, and the Purchaser estimates (based on Company statements) that it shall be required to finance the Company's activities in an amount of at least US$900,000 per each year. Without derogating from the above, it is clarified that there is no certainty and no covenant by the Purchaser that the Company shall be successful and that Additional Consideration shall become due.

5.4	OCS. Purchaser is aware that the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of Israel (“OCS”), has throughout the years, provided the Company with approximately US $___________ for funding of certain research and development projects of the Company's Technology and that the Company is subject to the provisions of The Encouragement of Research and Development in Industry Law 5744-1984 (the "R&D Law"). Purchaser is aware that the Company is required to pay royalties for products developed with the aid of the OCS, and undertakes to cause the Company to pay such royalties as required. The Purchaser is also aware of additional restrictions and undertakings towards the OCS including restrictions concerning the transfer of technologies outside of Israel, and Purchaser undertakes to comply with any of such restrictions, obligations and undertakings according to the provisions of the R&D Law.

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5.5	Tami Imi R&D Institute Ltd. (“Tami”). Without derogating from other undertakings or agreements that the Company may be subject to, Purchaser is aware of the memorandum of understanding signed between the Company and Tami on December 14, 2005 as an on-going obligation of the Company.

5.6	Nano Em License Agreement & Technology Sale Agreement. Purchaser is aware of the Nano Em License Agreement, in which Nano Em Ltd. was originally granted by the Company a license to use the Emulsions Technology. Purchaser acknowledges that following the sale of the Emulsions Technology to Nano Em Ltd., including ,inter alia, the assignment to Nano Em Ltd of all rights and/or obligations towards the OCS in connection with the Emulsions Technology (if such rights and/or obligations are exist), and the cancellation of Nano Em License Agreement, the Company shall not have any rights in connection with the Emulsions Technology and or the Nano Em License Agreement, and Purchaser hereby waives any claim, demand or other right that it may have with respect thereto.

5.7	Financing. Purchaser has, or will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

6.	Covenants by the Purchaser and the Sellers

6.1	Ordinary Course. From the date of the MOU and until the Closing, the Sellers have and shall continue to cause the Company to act in the ordinary course and to not assume new obligations, except as required for minimal day to day operations and except for such actions as are necessary to fulfill the conditions as provided in Section 2.3.4 above.

6.2	Transition. At the Closing, the Sellers shall cause the Company to designate a representative, that together with a representative of the of the Purchaser shall effect a full and effective transfer of relevant details, for example keys and codes/passwords for the operation of the alarm and the computers in the Company's facilities, introduction with the lessor and the relevant contacts in the bank, etc..

6.3	Full Cooperation. Each of the Sellers and Purchaser shall fully cooperate with each other, sign and execute any reasonably needed document, instrument or agreement in a timely manner and take all such reasonable measures to bring about the Closing without delay.

6.4	One Representative. Each Seller represents and warrants that the Escrow is its sole and exclusive representative with respect to the receipt of the Purchase Price pursuant to this Agreement from the Purchaser and the distribution of the Purchase Price between the Sellers and/or in connection with the receipt of the Quarterly Reports and the Annual Reports. It is specifically agreed that payment of any sums to the Escrow shall be deemed due payment of such sums to the Sellers.

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6.5	Confidentiality. Each Seller, shall maintain the confidentiality of the Company information and not disclose it to any person or entity, nor use it. These undertakings shall apply for a period of five (5) years from the Effective Date.

6.6	Compete: Each Seller undertakes that it and/or any of its Affiliate (as such term is defined in section 1A.2.1 above) shall not directly compete or assist others to compete, with the Technology of the Company during the shorter period between the Consideration Period or a period of four (4) years as of the Closing.

7.	Reserved.

8.	Indemnification; Limitation of Liability.

8.1	Indemnification by each Seller. Each Seller, shall severally and not jointly be liable for and shall indemnify and hold the Purchaser harmless from and against all claims, actions, damages, costs, expenses and liabilities (including reasonable attorneys’ fees incident to the foregoing) (collectively referred to as “Damages”) actually incurred by the Purchaser and resulting from or arising out of:

8.1.1	the failure of the representations and warranties of the Seller contained in Sections 3 of the Agreement to have been true at the Closing;
8.1.2	the failure of the Seller to comply in all material respects with any of the Seller’s covenants contained in the Agreement, specifically as set out in Section 6.3, 6.4, 6.5 and 6.6;

Indemnification by off-set. Any indemnification by the Sellers pursuant to this Section 8.1 may be made by way of off-set by the Purchaser, from any Additional Consideration due to the Sellers under this Agreement, all subject to Section 8.7 below.

Indemnification Limitations. Notwithstanding anything to the contrary contained in this Agreement, (i) the Purchaser shall not be entitled to seek indemnification from the Sellers unless and until the Damages sought by the Purchaser exceeds $US10,000, and if the Damages exceed said amount the indemnification shall be made from the first dollar; and (ii) each Seller shall not be obligated to pay any indemnification in the aggregate in excess of its pro-rata share of the Initial Consideration; (iii) no claim shall be brought against the Sellers after the lapse of 24 months following the Closing, except for a claim, based on third parties' claim that the Emulsions Technology infringes such third parties' intellectual property rights, that can not be brought against the Sellers after the lapse of 36 months following the Closing.

8.2	Indemnification by the Purchaser. The Purchaser shall be liable for and shall indemnify and hold the Sellers harmless from and against all Damages resulting from or arising out of:

8.2.1	the failure of the representations and warranties of the Purchaser contained in Section 5 of the Agreement to have been true at the Closing;

8.2.2	the failure of the Purchaser to comply in all material respects with any of the Purchaser’s covenants contained in the Agreement, specifically as set out in Section 6.3 and the obligation to pay any part of the Purchase Price when due;

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Indemnification Limitations. Notwithstanding anything to the contrary contained in this Agreement, (i) the Sellers shall not be entitled to seek indemnification from the Purchaser unless and until the Damages sought by the Sellers exceeds $US10,000, and if the Damages exceed said amount the indemnification shall be made from the first dollar. Notwithstanding the aforesaid, the above limitation shall not apply to Damages resulting from the failure of the Purchaser to comply with its obligation to pay any part of the Purchase Price when due; (ii) The Purchaser shall not be obligated to pay any indemnification to all the Sellers in the aggregate in excess of the then unpaid and outstanding balance out of the Purchase Price; and (iii) no claim shall be brought against the Purchaser after the lapse of 12 months following the termination of the Consideration Period.

Notwithstanding the aforesaid, none of the limitations set forth in this Section 8.2 shall apply to Damages caused to the Sellers as a result of third parties' claims.

8.3	Conditions to Indemnification. The obligations to defend and indemnify a party against third party claims provided under Sections 8.1 and 8.2 above shall apply only if (i) the party requesting the indemnity (the “Indemnified Party”) promptly notifies the party obligated to provide the indemnity (“Indemnifying Party”) in writing of any claim; (ii) the Indemnified Party provides the Indemnifying Party with all reasonable assistance and information requested by the Indemnifying Party, at the Indemnifying Party’s expense, for the defense and settlement of any claim; and (iii) the Indemnified Party provides the Indemnifying Party with the exclusive right to control and the authority to defend and settle any claim, provided that the Indemnifying Party will not enter into any settlement that adversely affects the Indemnified Party’s rights or interest without the Indemnified Party’s prior written approval, which shall not be unreasonably withheld or delayed.
8.4	LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, LOST PROFIT, TORT OR CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OF THE CLAIM.

8.5	The indemnification provisions of Sections 8 shall be the sole and exclusive remedy of each of the Parties against any Damages arising from, or in connection with, this Agreement, except in the case of fraud, willful breach or intentional misrepresentation.

9.	Miscellaneous

9.1	The Preamble to this Agreement and any schedule attached hereto shall be deemed an integral part hereof.

9.2	Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be governed by and construed according to the laws of the State of Israel and exclusively resolved by the courts of the city of Tel Aviv, and each of the parties hereby submits irrevocably to such jurisdiction.

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9.3	Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and terminates and cancels any prior agreement or understanding between the Parties, including the Terms Sheet signed between the parties on April 10, 2009 and amended on June 29, 2009. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the parties to this Agreement.

9.4	Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing by registered mail, faxed, e-mailed, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision. If sent by fax, e-mail or delivered by hand or messenger, the notice shall be deemed to have been delivered on the next business day after transmission, if sent by registered mail, the notice shall be deemed to have been delivered on the 3rd business day after it was sent by mail.

If to the Purchaser to:

P.V Nanocell Ltd. 7 Bialik St., Zichron Ya’akov, Israel	With a copy to: Galia Amir Cheyne, Adv. Primes, Shiloh, Givon, Meir – Law Firm 16 Derech Hayam, Haifa 34741, Israel

If to the Sellers:

C/O Escrow Adv. Shuky regev 45 Reines st. Tel-Aviv 64597, Israel	With a copy to: Inbal Sustiel, Adv. Furth, Wilensky, Mizrachi, Knaani – Law Offices 1 Azrieli Center, Tel Aviv 67021, Israel

or such other address with respect to the Escrow or the Purchaser as they shall notify in writing.

9.5	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

9.6	Expenses. The Sellers and the Purchaser shall each bear its own expenses with respect to this agreement including due diligence costs by the Purchaser, setting up the Escrow by the Sellers, etc.

9.7	Counterparts. This Agreement may be executed in any number of facsimile counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has signed this Share Purchase Agreement as of the date first hereinabove set forth.

The Purchaser:

/S/ Dr. Fernando de la Vega

P.V. Nanocell Ltd.

By:	Dr. Fernando de la Vega
Name:
Title:	CEO

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Yuval Eitan
Signed by: Yuval Bitan, Manager, A.M.S Investments and Holdings LTD
511005183

Address:
Name of Addressee:	SIH Investments and Holdings LTD
Attention of:	Yuval Eitan
Address:	31 Habarzel St. TLV

Tel:	+972-3 -6474006
Fax:	+972-3-6474196
E-mail: reesimex@netvision.net.il

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Y.L.A.M. Duivenvoorde
Signed by: MR. Y.L.A.M. Duivenvoorde

Address:
Name of Addressee:	Duma Corporate Services B.V.
Attention of:
Address:	Postbus 71389
1008 BJ Amsterdam

Tel:	+267-7132478
Fax:
E-mail:

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Serge Fass
Signed by: Serge Fass

Address:
Name of Addressee:
Attention of:
Address:	21766 Phakalane, Gaborone
Botswana

Tel:
Fax:
E-mail: Serge.Fass@gmail.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Eliav Illan
Signed by: Eliav Illan, chairman of Katmag
054523980

Address:
Name of Addressee:	אליאב אילן
Attention of:	קמת"ג
Address:	קיבוץ מעלות
ד.נ. מנשה
37855

Tel:	+972-04-6375558
Fax:	+972-04-6375557
E-mail: eliava@maanit.org.il

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Yohanan Flishman
Signed by: Yohanan Flishman
030573091

Address:
Name of Addressee:
Attention of:
Address:	Povarski st. 3
Bnei Brak

Tel:	+972-03-5705825
Fax:
E-mail: Yfo603@012.net.il

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Evgeny Markhasin
Signed by: Evgeny Markhasin P.H.D.
307467639

Address:
Name of Addressee:	Evgeny Markhasin
Attention of:
Address:	Tidhar st. 12/12
Migdal Haemek
23046 Israel

Tel:	+972-04-6440987
Fax:	+972-04-6440987
E-mail: marhasines@gmail.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Victor Pecker
Signed by: Victor Pecker
306653536

Address:
Name of Addressee:	Victor Pecker
Attention of:
Address:	100 Sierra Vista #203
Mountain view
CA 94043
USA
Tel:	+650-691-0867
Fax:
E-mail: vicpecker@gmail.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Juri Melnik
Signed by: Juri Melnik
316996024

Address:
Name of Addressee:	Juri Melnik
Attention of:	Juri Melnik
Address:	# 116, 5520 Riverbend Rd.
Edmonton, AB, T6H 5G9
Canada

Tel:	1-780-4864560
Fax:
E-mail: yurimelnik@yahoo.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Marina Grintsov
Signed by: Marina Grintsov
316996065

Address:
Name of Addressee:	Marina Grintsov
Attention of:	Marina Grintsov
Address:	# 116, 5520 Riverbend Rd.
Edmonton, AB, T6H 5G9
Canada

Tel:	1-780-4864560
Fax:
E-mail: yurimelnik@yahoo.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Benjamin Kahn
Signed by: Benjamin Kahn
26036277

Address:
Name of Addressee:
Attention of:
Address:	Aba Hillel 16
Ramat Gan

Tel:	+972-03-5762726
Fax:
E-mail: benzi@bkholding.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Yues Nasan
Signed by: Yues Nasan - director
Belgian Passport 083098

Address:
Name of Addressee:	De Keyseelei 5 bus 59 - ICT NV
Attention of:	______ Alasan
Address:	Antwerp 2018
Belgium

Tel:	+32-3-2069020
Fax:	+32-3-2332680
E-mail: ict@ictnv.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Daniel Mazin Mor
Signed by: Daniel Mazin Mor
AB505589

Address:
Name of Addressee:	Daniel Mazin Mor
Attention of:
Address:	C/Velazquez 15, 5 izda
28001 Madrid
Spain

Tel:	+34-91-4320720
Fax:	+34-91-4314239
E-mail: dmazin@dazia.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Shmuel Weissberger
Signed by: Shmuel Weissberger
51511160

Address:
Name of Addressee:	Shmuel Weissberger
Attention of:
Address:	Gott Levin 30/18 Haifa 32922

Tel:	+972-04-8230382
Fax:	+972-04-8230382
E-mail: Inbalw86@gmail.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Mario Horacio Birnbaum
Signed by: Mario Horacio Birnbaum - Chairman
11068566N

Address:
Name of Addressee:	BEC BUSINESS ENTERPRICES CORPORATION
Attention of:	MARIO HORACIO BIRNBAUM
Address:	27 DE FEBRERO #329
TORRE ELITE
SUITE #701
SANTO DOMINGO DOMINICAN REPUBLIC

Tel:	+809-472-6489
Fax:	+809-683-5658
E-mail: mario@bec-holdings.com

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Tzahi Berezovsky
Signed by: Tzahi Berezovsky

Address:
Name of Addressee:	Intes Ltd.
Attention of:
Address:	36 Magac
Savyon
Israel

Tel:	+972-03-5342637
Fax:
E-mail:

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Michael Sharan
Signed by: Michael Sharan
010142529

Address:
Name of Addressee:	Tabor Eng. Equlp. Co. ltd
Attention of:
Address:	POB 292
Haifa 31002
Israel

Tel:	+972-052-3202303
Fax:
E-mail: Msharan@dagon.co.il

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/
Signed by:

Address:
Name of Addressee:	Systech Worldwide Ltd.
Attention of:
Address:	Bvi 429295
P.O.Box 3152
Road Town Tortula

Tel:
Fax:
E-mail:

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/
Signed by:

Address:
Name of Addressee:	Software Holdings
Attention of:
Address:	Panama City 7498
Comusa Building ave.
Samuel Levis
Panama City, Panama
Tel:
Fax:
E-mail:

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/
Signed by:

Address:
Name of Addressee:	Saray Offshore
Attention of:
Address:	BVI P.O.Box 3152
Road Town
Tortola

Tel:
Fax:
E-mail:

33

[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/
Signed by:

Address:
Name of Addressee:	Fieldway International
Attention of:
Address:	BVI 511900
P.O.Box 3136
Road Town Tortola BVI

Tel:
Fax:
E-mail:

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[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/
Signed by:

Address:
Name of Addressee:	RTCOM Investments Ltd.
Attention of:
Address:	BVI 481129
P.O.Box 3136
Road Town
Tortola

Tel:
Fax:
E-mail:

35

[Share Purchase Agreement – Sellers signature page]

The Seller:

By (signature): /S/ Yasuhiro Asada
Signed by: Yasuhiro Asada - Senior Executive Managing Director

Address:
Name of Addressee:	Yasuhiro Asada
Attention of:	Shima Trading co., Ltd.
Address:	12-14 Ginza z-chome
Chvo-kv Tokyo
Japan

Tel:	+81-3-3542-3111
Fax:	+81-36-3546-3955
E-mail: y-asada@shima-tra.co.il

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